UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2018, Howard Bancorp, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (the “Purchase Agreements”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $25,000,000 in aggregate principal amount of 6.00% Fixed-to-Floating Rate Subordinated Notes due December 6, 2028 (the “Notes”).  The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount.  The Notes were offered and sold by the Company to the Purchasers in a private offering in reliance on the exemptions from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder (the “Private Placement”).  The Company intends to use the net proceeds of the Private Placement for general corporate purposes.

The Notes have a stated maturity date of December 6, 2028, and bear interest at a fixed annual rate of 6.00% from and including December 6, 2018, to but excluding December 6, 2023 (the “Fixed Interest Rate Period”).  From and including December 6, 2023, to but excluding the maturity date or early redemption date (the “Floating Interest Rate Period”), the interest rate will reset quarterly to an annual floating rate equal to three-month LIBOR, as determined quarterly, or an alternative rate determined in accordance with the terms of the Notes if three-month LIBOR cannot be determined, plus 302 basis points.  The Company will pay interest semi-annually in arrears during the Fixed Interest Rate Period and quarterly in arrears during the Floating Interest Rate Period.  The Notes are redeemable by the Company at its option, in whole or in part, on or after December 6, 2023, and at any time, in whole but not in part, upon the occurrence of certain events, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date.  The Purchase Agreements contain certain customary representations, warranties, and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries.  The Notes are not subject to redemption at the option of the holders.  Principal and interest on the Notes are subject to acceleration only in limited circumstances.  The Notes are unsecured, subordinated obligations of the Company and generally rank junior in right to payment to the prior payment in full of all existing claims of creditors of the Company, whether now outstanding or subsequently created, assumed, or incurred.  The Notes are the obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries including Howard Bank.  The Notes were designed to qualify initially as Tier 2 capital for the Company for regulatory capital purposes.

The description of the Purchase Agreements contained herein is a summary and is qualified in its entirety by reference to the form of the Purchase Agreement filed as Exhibit 10.1 hereto.

The description of the Notes contained herein is a summary and is qualified in its entirety by reference to the form of Note filed as Exhibit 4.1 hereto.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The Company used the presentation materials furnished herewith as Exhibit 99.1 to present the Private Placement to prospective eligible purchasers.  The Company does not undertake to update these materials after the date of this Current Report on Form 8-K, nor will this Current Report on Form 8-K be deemed a determination or admission as to the materiality of any information contained herein (including the information in Exhibit 99.1).

The information set forth in this Item 7.01 (including the information in Exhibit 99.1) is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act.  Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 8 - Other Events

Item 8.01 Other Events.

On December 6, 2018, the Company issued a press release announcing the completion of the Private Placement.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of 6.00% Fixed-to-Floating Rate Subordinated Notes due December 6, 2028

10.1	Form of Subordinated Note Purchase Agreement dated December 6, 2018, by and between Howard Bancorp, Inc. and each Purchaser

99.1	Investor Presentation Materials

99.2	Press release, issued by Howard Bancorp, Inc., dated December 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

	By:	/s/ George C. Coffman
	Name:	George C. Coffman
Date: December 6, 2018	Title:	Executive Vice President and Chief
Financial Officer